UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2016

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 2, 2016, Waddell & Reed Financial, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fiscal quarter ended December 31, 2015.  A copy of the Company’s press release is furnished as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02:                              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Michael L. Avery, 62, President of the Company and co-Portfolio Manager of its affiliated Asset Strategy portfolios, notified the Company that he intends to retire from such positions and any other director, trustee or officer positions with the Company’s subsidiaries, its affiliated mutual funds and boards following 35 years of service.  At this time, the Company intends to transition Mr. Avery’s responsibilities to existing officers of the Company.  Cynthia Prince-Fox and Chace Brundige will continue as co-Portfolio Managers of the Asset Strategy portfolios after Mr. Avery’s retirement.

In connection with Mr. Avery’s retirement, the Company and Mr. Avery executed an Employment Retention Agreement, dated February 1, 2016 (the “Retention Agreement”), in which Mr. Avery agreed to remain employed with the Company and its subsidiaries until June 30, 2016 (the “Retirement Date”) in exchange for certain benefits described below in order to assist the Company with the transition of his responsibilities.  Pursuant to the Retention Agreement, (i) Mr. Avery will receive separation pay for six months following the Retirement Date at his current base salary and continue to participate in the Company’s health plans during that period and (ii) subject to fulfillment of his obligations pursuant to the Retention Agreement, Mr. Avery’s 103,332 shares of unvested restricted stock of the Company will vest on the Retirement Date.  After the Retirement Date and subject to Mr. Avery’s execution and the effectiveness of a release of claims, (i) Mr. Avery will, to the extent permitted by law, release the Company and its affiliates from all claims and will be subject to indefinite confidentiality and non-disparagement obligations, a non-competition covenant for a period of six months following the Retirement Date and a non-solicitation covenant for a period of one year following the Retirement Date, and (ii) Mr. Avery will receive a lump sum payment of $2 million within thirty (30) days of the effective date of the release.  Mr. Avery is also entitled to receive standard retirement and pension benefits, subject to the terms and conditions of the Company’s 401(k) and Thrift Plan and Retirement Income Plan.  The foregoing description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by herein by reference.

On February 2, 2016, the Company issued a press release announcing Mr. Avery’s retirement.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.01                                  REGULATION FD DISCLOSURE.

On the Company’s February 2, 2016 conference call to discuss financial results for the fiscal quarter ended December 31, 2015, the Company will refer to certain additional supplemental data regarding the technology updates to its advisor platform and the use of institutional shares, or I shares, within advisory programs, a copy of which is furnished as Exhibit 99.3 hereto and incorporated herein by reference.  This information will also be posted on the “Investor Relations” section of the Company’s Web site.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Employment Retention Agreement, dated February 1, 2016, by and between Michael L. Avery and Waddell & Reed Financial, Inc.

99.1	Press Release dated February 2, 2016 announcing the Company’s financial results for the fiscal quarter ended December 31, 2015.

99.2	Press Release dated February 2, 2016 announcing the retirement of Michael L. Avery.

99.3	Supplemental Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: February 2, 2016	By:	/s/ Brent K. Bloss
Brent K. Bloss
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Retention Agreement, dated February 1, 2016, by and between Michael L. Avery and Waddell & Reed Financial, Inc.

99.1	Press Release dated February 2, 2016 announcing the Company’s financial results for the fiscal quarter ended December 31, 2015.

99.2	Press Release dated February 2, 2016 announcing the retirement of Michael L. Avery.

99.3	Supplemental Data.